Exhibit 10.69

FIRST AMENDMENT TO THE
REALOGY CORPORATION 2011-2012 MULTI-YEAR RETENTION PLAN
First Amendment to the Realogy Corporation 2011-2012 Multi-Year Retention Plan (the “First Amendment”).
WHEREAS, the Compensation Committee (“Committee”) of the Board of Directors of Domus Holdings Corp. (“Holdings”), the indirect parent company of Realogy Corporation (“Realogy”), adopted the Realogy Corporation 2011-2012 Multi-Year Retention Plan (the “Plan”) on November 4, 2010;
WHEREAS, the “Amendment and Plan Termination” section of the Plan permits the Committee to make certain amendments to the Plan; and
WHEREAS, the Committee believes it is in the best interests of Realogy to amend the timing of payment of the 2012 retention amounts under the Plan, none of which have become payable, by amending and restating the “Distribution of the Retention Pool Payment Potential” section of the Plan in its entirety;
NOW, THEREFORE, the Plan is hereby amended as follows, effective as of December 6, 2011:

1.	The “Distribution of the Retention Pool Payment Potential” section of the Plan is hereby amended and restated in its entirety to read as follows:
The Retention Plan payment potential amounts subject to any proration adjustments or any other adjustments deemed necessary by the Plan Administrator will be distributed to eligible participants according to the following schedule.

Payment Date (on or about) and Payment Amounts(3)
4/5/2011	10/5/2011	7/6/2012	10/5/2012
All participants: 25% of payment potential will be distributed	All participants: 25% of payment potential will be distributed
Level 1 participants:
30% of payment potential will be distributed
Levels 2 &3 participants:
37.5% of payment potential will be distributed
All other participants:
50% of payment potential will be distributed
Level 1 participants: 20% of payment potential will be distributed Levels 2 & 3 participants: 12.5% of payment potential will be distributed
(3) Subject to proration as described in the above “Proration of Retention Payments” section. Employee level was based on each participant’s job level as recorded in the Company’s Oracle HR system at the time the Plan was amended.

Exhibit 10.69

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Employees added to the Plan after its adoption will receive retention payments based on the Proration of Retention Payments section above. The maximum Retention Payment Potential for employees added to the Plan after its adoption shall be his/her Annual Bonus Plan Percentage X (multiplied by) Base Salary at the time he/she is added to the Plan and will be paid according to the dates and proportions of payout percentages outlined in the above table titled “Payment Date (on or about) and Payment Amounts”.

2.	A new schedule named “Schedule B” in the form of Schedule B annexed hereto that enumerates the employee levels of Plan participants is hereby annexed to the Plan.

3.	The Plan, as hereby amended, remains in full force and effect.
IN WITNESS WHEREOF, and as evidence of the adoption of this First Amendment, Realogy has caused the same to be executed by its duly authorized officer on this 6th day of December 2011.
ATTEST:                        REALOGY CORPORATION

/s/ Pete Wickert                     By: /s/ David J. Weaving
Name: David J. Weaving
Title: Executive Vice President and Chief Administrative Officer

Exhibit 10.69

Schedule B
Retention Plan Participants by Level as of December 6, 2011

Level	# of Participants	Types of Positions in Level
1	8	Executive Leadership Committee
2 & 3	195	Senior Vice Presidents, Vice Presidents
Other	1,375	All other plan participants (1)
Total	1,578
(1) Also includes Vice Presidents whose job scope and responsibility does not meet the criteria for inclusion in level 3.

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